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Exhibit 5.2

[ON SIROTE & PERMUTT, P.C. LETTERHEAD]

April 3, 2003

Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, AL 35202

  RE:
  Colonial Properties Trust—Series D Cumulative Redeemable Preferred Shares

Ladies and Gentlemen:

        We have acted as special Alabama counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating to the proposed public offering of up to $22,289,733 in aggregate amount of the Company's preferred shares of beneficial interest (the "Preferred Shares") or Preferred Shares represented by depositary receipts (the "Depositary Shares" and, together with the Preferred Shares, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulations S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

        1.    An executed copy of the Registration Statement.

        2.    An executed copy of the Company's Registration Statement on Form S-3 (Registration No. 333-38631) (the "Original Registration Statement"), and a memorandum to the file confirming the effectiveness of the same.

        3.    The Declaration of Trust of the Company, as amended (the "Declaration of Trust"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

        4.    The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

        5.    Certain resolutions of the Board of Trustees of the Company adopted at a meeting held on April 1, 2003, approving and ratifying the preparation, execution and filing of the Registration Statement, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

        6.    The form of Deposit Agreement between the Company and the Depositary to be named therein included as Exhibit 4.6 to the Original Registration Statement (a "Deposit Agreement").

        7.    Opinion Letter, of even date herewith, of Hogan & Hartson L.L.P., counsel to the Company.

        We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies, and the authenticity, accuracy and completeness of the originals of such latter documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the Alabama Real Estate Investment Trust Act of 1995 (the "Alabama REIT Act") and we express no opinion herein as to any other laws, statutes, regulations, or ordinances.

        For purposes of this opinion letter, we have assumed that (i) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of trustees of the Company or a duly authorized committee of such board ("Board Action") consistent with the procedures and terms described in the Registration Statement and in accordance with the Company's Declaration of Trust and bylaws and the Alabama REIT Act and Section 234 of the Alabama Constitution, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (iii) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the "Act"), and no stop order suspending its effectiveness will have been issued and remain in effect; (iv) before the issuance of any Preferred Shares or Depositary Shares, appropriate articles supplementary will be accepted for record by the Office of the Judge of Probate of Jefferson County, Alabama; (v) any Depositary Shares will be issued by a financial institution identified as depositary in and under a Deposit Agreement between the Company and such depositary (the "Depositary"); (vi) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement and applicable law; (vii) the Company will remain an Alabama real estate investment trust; (viii) the Deposit Agreement will have been duly authorized, executed and delivered by the Depositary and constitute a valid and binding obligation of the Depositary enforceable against the Depositary and the Company in accordance with its terms; (ix) the Depositary will be in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and (x) the Depositary will have the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement. We have also assumed that the Securities will not be issued in violation of the ownership limit contained in the Company's Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        In accordance with the general policies of this law firm in rendering legal opinions, we have also assumed for the purposes of the opinions expressed herein that no fraud exists with respect to any of the matters relevant to the opinions expressed herein, although we have no reason to believe that there exists any fraud which would render invalid the opinions expressed below.

        Based upon, subject to, and limited by the foregoing, we are of the opinion that:

        (a)  The Preferred Shares (including any Preferred Shares represented by Depositary Shares), upon due execution of certificates therefor and delivery on behalf of the Company, will be validly issued, fully paid and non-assessable.

        (b)  The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of Preferred Shares in accordance with the Deposit Agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

        In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion expressed in paragraph (b) above is also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

        This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to delivery of this opinion letter. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

        We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

                      Very truly yours,

                      /s/ SIROTE & PERMUTT, P.C.

                      SIROTE & PERMUTT, P.C.

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  Exhibit 5.2